Exhibit 4.5

QUAD/GRAPHICS, INC.
QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
CHEMICAL RESEARCH TECHNOLOGY CO.
QUAD/WEST, INC.
QUAD/MED, INC.

FIRST AMENDMENT AND CONSENT
Dated as of June 1, 1996

to

NOTE AGREEMENT

Dated as of September 1, 1995
and
SECURITY AGREEMENT
Dated as of September 1, 1995

Re: $43,000,000 7.14% Senior Secured Notes, Series 1995-1, Tranche A
Due September 1, 2010
$48,500,000 7.56% Senior Secured Notes, Series 1995-1, Tranche B
Due September 1, 2015
and
$30,000,000 8.00% Senior Secured Notes, Series 1995-1, Tranche C
Due September 1, 2020

FIRST AMENDMENT AND CONSENT TO
NOTE AGREEMENT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT AND CONSENT dated as of June 1, 1996 (the or this “First Amendment”) to the Note Agreement dated as of September 1, 1995 (the “Note Agreement”) and to the Security Agreement dated as of September 1, 1995 (the “Security Agreement”) is between QUAD/GRAPHICS, INC., a Wisconsin corporation (the “Company”), QUAD/TECH, INC., a Wisconsin corporation, QUAD/TECH EUROPE, INC., a Delaware corporation, QUAD/CREATIVE, INC., a Wisconsin corporation, DUPLAINVILLE TRANSPORT, INC., a Wisconsin corporation, QUAD/MARKETING, INC., a Wisconsin corporation, QUAD/PAK, INC., a Wisconsin corporation, THE QUAD TECHNOLOGY GROUP, INC., a Wisconsin corporation, SILVER SPRING REALTY, INC., a Wisconsin corporation, CHEMICAL RESEARCH/TECHNOLOGY CO., a Wisconsin general partnership, QUAD/WEST, INC., a Delaware corporation, and QUAD/MED, INC., a Wisconsin corporation (collectively, the “Obligors”), and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”) and M&I Marshall & Ilsley Bank, as security trustee under the Security Agreement (the “Security Trustee”).

RECITALS:

A.            The Obligors and each of the Noteholders have heretofore entered into the Note Agreement. The Company and the Security Trustee have heretofore entered into the Security Agreement for the benefit of the holders of the Notes from time to time. The Company has heretofore issued (i) $43,000,000 aggregate principal amount of 7.14% Senior Secured Notes, Series 1995-1, Tranche A, due September 1, 2010 (the “Tranche A Notes”), (ii) $48,500,000 aggregate principal amount of 7.56% Senior Secured Notes, Series 1995-1, Tranche B, due September 1, 2015 (the “Tranche B Notes”) and (iii) $30,000,000 aggregate principal amount of 8.00% Senior Secured Notes, Series 1995-1, Tranche C, due September 1, 2020 (the “Tranche C Notes”), pursuant to the Note Agreement.

B.            The Company, the Noteholders and the Security Trustee now desire to amend the Note Agreement and the Security Agreement in the respects, but only in the respects, hereinafter set forth.

C.            Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

D.            All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, the Company, the Noteholders and the Security Trustee (as to the Security Agreement only), in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.         AMENDMENTS.

NOTE AGREEMENT AMENDMENTS

1.1           Clause (i) of Section 1.2 of the Note Agreement shall be and is hereby amended to read in its entirety as follows:

(i) a Security Agreement dated as of September 1, 1995 as such Security Agreement may be supplemented or joined in from time to time (the “Security Agreement”) from the Company (and, in the case of IDB Property, an Authority) to M&I Marshall & Ilsley Bank, as security trustee (sometimes referred to as the “Security Trustee”), on behalf of the holders of the Notes, in the form attached hereto as Exhibit B, creating a valid and perfected first lien on the property therein described, together with all other personal property granted to the Security Trustee and/or any co-trustee or separate trustee pursuant to the Security Agreement or any other collateral document for the benefit of the holders of the Notes (the “Personal Property Collateral”).

1.2           The references to “$500,000” in paragraph (vii) of Section 1.5 of the Note Agreement shall be amended to read “$250,000.”

1.3           Section 4.9 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

Section 4.9.  Title Insurance.  On or prior to the Closing Date, the Obligors shall obtain a commitment from Chicago Title Insurance Company or another title insurance company or companies of good standing satisfactory to the Purchasers (collectively, the “Title Company”), to issue policies of mortgage title insurance on a standard ALTA Form Mortgage Title Insurance Policy (Loan Policy-1970 Form) (“ALTA Policy”) covering the Real Property Collateral in an amount equal to the Appraised Value, and showing good and marketable record title to the Real Property Collateral to be vested in the Company (or an Authority in the case of IDB Property), insuring the holders of the Notes against loss or damage sustained by reason of the Mortgages not being a first and paramount lien upon the title to the Real Property Collateral. Each such ALTA Policy shall state that the standard exceptions have been deleted and shall include the following endorsements, if permitted to be issued by the jurisdiction in which the insured property is located: (A) ALTA form 3.1 zoning endorsement; (B) Comprehensive Endorsement 1 or ALTA form 9 endorsement; (C) a usury endorsement; and (D) to the extent reasonably necessary, affirmative coverage covering access and insuring against loss due to encroachments.

1.4           Section 8.1 of the Note Agreement is hereby amended to insert the following definitions in alphabetical order:

“Agreement” or “Note Agreement” shall mean this Agreement as amended, supplemented, modified or revised from time to time.

“Authority” shall have the meaning set forth for such term in the Security Agreement.

“IDB Property” shall have the meaning set forth for such term in the Security Agreement.

1.5           Section 8.1 of the Note Agreement shall be and is hereby amended by amending the definition of “Mortgages” to read in its entirety as follows:

“Mortgages” shall mean those certain Mortgage and Security Agreements dated as of September 1, 1995 each from the Company to M&I Marshall & Isley Bank as security trustee, granting the Security Trustee a mortgage and security interest in the Real Property Collateral and any additional grants of collateral interests in real property of the Company (or in the case of MB Property, an Authority) to secure the Notes.

SECURITY AGREEMENT AMENDMENTS

1.6           The definition of Personal Property Collateral set forth in the Security Agreement is hereby deemed to include any personal property granted by an Authority to the Security Trustee and/or any co-trustee as additional collateral securing the Notes.

1.7           Section 1 of the Security Agreement shall be and is hereby amended by amending the definitions of “Additional Mortgage”, “Real Property Collateral” and “Security Agreement Supplement” to respectively read in their entirety as follows:

“Additional Mortgage” shall mean any mortgage or similar agreement, in addition to the Mortgages, granting the Security Trustee a security interest in any real property of the Company (or any Authority in the case of IDB Property) constituting Additional Eligible Collateral, which mortgage or similar agreement shall be in form and substance reasonably satisfactory to the Holders of 66-213% of the Notes provided that the failure to object within 30 days of any request for approval of a form of Mortgage or similar agreement shall constitute such Holder’s approval of such Mortgage or similar agreement.

“Real Property Collateral” shall mean all property of the Company (or any Authority in the case of IDB Property) subject to the lien of the Mortgages in favor of the Security -Trustee.

“Security Agreement Supplement” shall mean each Security Agreement Supplement substantially in the form of Exhibit B hereto, entered into between the Company, and/or any Authority and the Security Trustee.

1.8           Section 5.1 of the Security Agreement is hereby amended by inserting the following sentence as the last sentence of such paragraph:

The Company hereby further acknowledges and agrees that the failure by the Authority to comply with any of the covenants, agreements, representations or warranties set forth herein shall constitute an Event of Default hereunder to the same extent as if the Company had failed to comply with such covenant, agreement, representation or warranty.

1.9           Section 7 of the Security Agreement is hereby amended by inserting the following in numerical order:

Section 7.14.  Co-Individual Trustees.  At any time or times, for the purpose of meeting any laws, ordinances, orders, rules, regulations, consent decrees, judgments, permits, licenses, codes or requirements of any governmental or regulatory authority as in effect from time to time of any jurisdiction in which any Collateral may at the time be located, the Security Trustee shall have the power to appoint, and, upon the written request of the Security Trustee or of the holders of a majority in aggregate principal amount of the Notes, the Company shall for such purpose join with the Security Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Security Trustee either to act as co-trustee, jointly with the Security Trustee, of all or any part of the Collateral, or to act as separate trustee of any Collateral, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid any part or portion of the Collateral, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.14. If the Company does not join in such appointment within 5 Business Days after the receipt by it of a request so to do, or in case a Default or Event of Default has occurred and is continuing, the Security Trustee alone shall have power to make such appointment.

Should any written instrument from the Company be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such part or portion of the Collateral, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a)           All rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Security Trustee hereunder, shall be exercised solely by the Security Trustee.

(b)           The rights, powers, duties and obligations hereby conferred or conferred by any supplement hereto or imposed upon the Security Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Security Trustee or by the Security Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Security Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c)           The Security Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.14. Upon the written request of the Security Trustee, the Company (and any Authority, if necessary) shall join with the Security Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. In the event that, for whatever reason, the office of the co-trustee or separate trustee appointed under this Section 7.14 becomes vacant, the Security Trustee hereunder then serving is hereby authorized, and shall be obligated, to appoint an individual as successor co-trustee or separate trustee to fill such vacancy, unless a co-trustee or separate trustee is no longer necessary. In the event that there is no Security Trustee then serving, the holders of the Notes shall appoint a successor co-trustee or separate trustee.

(d)           No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Security Trustee, or any other such trustee hereunder nor shall the Security Trustee be liable by reason of any act or omission of any co-trustee or separate trustee hereunder.

(e)           Any written direction of the holders of the Notes delivered to the Security Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 2.         APPOINTMENT OF INDIVIDUAL CO-TRUSTEE

2.1           The Security Trustee hereby appoints, and the Company hereby joins in such appointment, pursuant to Section 7.14 of the Security Agreement, R.T. Stephenson to serve as co-trustee (the “Co-Trustee”) of that portion, and only that portion, of the Personal Property Collateral located from time to time and at any time in the State of Georgia in accordance with the following terms:

(a)           The Co-Trustee may only act upon written instructions from the Security Trustee and shall be indemnified by the Security Trustee in the exercise of its rights and obligations relating to that portion of the Personal Property Collateral located in Georgia.

(b)           The rights, powers, duties and obligations conferred or imposed upon the Co-Trustee shall not be greater than those conferred or imposed upon the Security Trustee, and such rights and powers shall be exercisable only jointly with the Security Trustee, except to the extent, and only to the extent, that, under any law of the State of Georgia, the Security Trustee shall be incompetent, unqualified or otherwise not permitted to perform any particular act or acts in such jurisdiction (including the owning and leasing of property therein), in which event such rights and powers shall be exercised by the Co-Trustee, subject always to the provisions hereof and of the Security Agreement;

(c)           The Security Trustee may at any time, by an instrument in writing executed by it, remove the Co-Trustee pursuant to Section 7.14(c) of the Security Agreement;

(d)           The Co-Trustee shall not be liable by reason of any act or omission of any other trustee or co-trustee under the Security Agreement;

(e)           No power given to the Co-Trustee shall be separately exercised by the Co-Trustee except under written direction of the Security Trustee, anything herein contained to the contrary notwithstanding; and

(f)            Upon the acceptance below of this appointment by the Co-Trustee by his signature below, the Co-Trustee shall be vested with that portion of the Personal Property Collateral to which this appointment relates, subject to all the terms and conditions of the Security Agreement.

SECTION 3.         CONSENT.

3.1           By its execution hereof, each Holder hereby approves the form of deed to secure debt attached hereto as Exhibit A in connection with the issuance of Additional Notes by the Obligors pursuant to the Note Agreement and the Security Agreement and hereby acknowledges receipt of notice of the issuance of the Additional Notes in accordance with Section 6.3 of the Security Agreement.

SECTION 4.         MISCELLANEOUS.

4.1           This First Amendment shall be construed in connection with and as part of the Note Agreement and the Security Agreement, as appropriate, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Agreement, the Notes and the Security Agreement are hereby ratified and shall be and remain in full force and effect.

4.2           Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreement or the Security Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

4.3           The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.4           This First Amendment shall be governed by and construed in accordance with Wisconsin law.

4.5           The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

QUAD/GRAPHICS, INC.

By:	/s/ John C. Fowler
John C. Fowler
Its Vice President — Finance

QUAD/TECH, INC.
QUAD/TECH EUROPE, INC.
QUAD/CREATIVE, INC.
DUPLAINVILLE TRANSPORT, INC.
QUAD/MARKETING, INC.
QUAD/PAK, INC.
THE QUAD TECHNOLOGY GROUP, INC.
SILVER SPRING REALTY, INC.
QUAD/WEST, INC.
QUAD/MED, INC.

By:	/s/ John C. Fowler
John C. Fowler
Their Treasurer

CHEMICAL RESEARCH/TECHNOLOGY CO.

By Quad/Graphics, Inc.
its General Partner

By:	/s/ John C. Fowler
John C. Fowler
Its Vice President - Finance

and by Quad/Creative, Inc.
its General Partner

By:	/s/ John C. Fowler
John C. Fowler
Its Treasurer

Accepted and Agreed to:

AMERICAN UNITED LIFE INSURANCE COMPANY

By	/s/ Christopher D. Pahlke
Its Vice President, Private Placements

PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY

By	/s/ Deborah A. Dias
Its Second Vice President - Investments

INDIANAPOLIS LIFE INSURANCE COMPANY

By	/s/ Gene E. Trueblood
Its Vice President, C.I.O. and Treasurer

NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY

By	/s/Hanson C. Robbins
Its Senior Investment Officer

AID ASSOCIATION FOR LUTHERANS

By	/s/ Alan D. Onstad
Its Assistant Vice President - Securities

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By	/s/ Beatriz M. Cuervo
Its Investment Officer

WOODMEN ACCIDENT AND LIFE COMPANY

By	/s/
Its Senior Vice President and Treasurer

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

By	MIMLIC Asset Management Company

By	/s/Marilyn Koelish
Its Vice President

FEDERATED MUTUAL INSURANCE COMPANY

By	MIMLIC Asset Management Company

By	/s/Marilyn Koelish
Its Vice President

MUTUAL TRUST LIFE INSURANCE COMPANY

By	MIMLIC Asset Management Company

By	/s/Marilyn Koelish
Its Vice President

FIRST NATIONAL LIFE INSURANCE COMPANY OF AMERICA

By	MIMLIC Asset Management Company

By	/s/Marilyn Koelish
Its Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Curt Caldwell
Its First ice President

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By	/s/ Michael A. Boedeker
Its Vice President, Fixed Income Securities

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By	/s/ Michael A. Boedeker
Its Vice President, Fixed Income Securities

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

By	/s/ John H. Beers
Its Second Vice President

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

By	/s/
Its Investment Officer

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By	/s/
Its Vice President - Investments

SAFECO LIFE INSURANCE COMPANY

By	/s/ Michael C. Knebel
Its Vice President and Treasurer

M&I MARSHALL & ISLEY BANK

By	/s/
Its Vice President

Accepted and agreed to as of the date
first above written

/s/ R. T. Stephenson
R.T. Stephenson